Exhibit 31.2

CERTIFICATIONS

I, Eric H. Bjerkholt, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Sunesis Pharmaceuticals, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 23, 2007
/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and
Finance, Chief Financial Officer